Second Quarter 2017 Earnings Conference Call Consolidated ($ in millions) Exhibit 99.2

($ in millions) By Segment Second Quarter 2017 Earnings Conference Call

Funded Debt to Adjusted EBITDA ratio down 4.9 turns since 2011 Note: Funded debt balances based on par value Leverage Ratio Second Quarter 2017 Earnings Conference Call

Credit Facility Covenants (a) As amended in July 2017 3.61x LTM as of 2Q 2017 Second Quarter 2017 Earnings Conference Call

-0.1% Second Quarter 2017 Year-Over-Year Revenue Per Shipment and Revenue Per CWT +1.1% +1.9% +0.2% Second Quarter 2017 Earnings Conference Call

Second Quarter 2017 Year-Over-Year Volume +3.9% +2.7% +3.6% +1.9% Second Quarter 2017 Earnings Conference Call

Consolidated Adjusted EBITDA ($ in millions) -0.3M -40bps Second Quarter 2017 Earnings Conference Call

Segment Adjusted EBITDA ($ in millions) +4.4M -5.5M +30bps -150bps ($ in millions) Second Quarter 2017 Earnings Conference Call

(a) As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA EBITDA Reconciliation - Consolidated ($ in millions) Second Quarter 2017 Earnings Conference Call

(a) As required under our Term Loan, other nonoperating, net, shown above does not include the impact of non-cash foreign currency gains or losses EBITDA Reconciliation - Segment ($ in millions) Second Quarter 2017 Earnings Conference Call